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                                                                     EXHIBIT 3.1










                           SIXTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AIRNET COMMUNICATIONS CORPORATION


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                                TABLE OF CONTENTS


ARTICLE I.............................................................................................1

ARTICLE II............................................................................................1

ARTICLE III...........................................................................................1

ARTICLE IV............................................................................................1

A. CLASSES OF STOCK...................................................................................1
B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A PREFERRED STOCK,
SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK AND
COMMON STOCK..........................................................................................3
    1. Dividends......................................................................................3
        (a) Holders of Series A, Series B, Series C and Series D Preferred Stock......................3
        (b) Holders of Common Stock...................................................................5
    2. Liquidation....................................................................................5
        (a) Preference................................................................................5
        (b) Consolidation, Merger, etc................................................................6
        (c) Distributions to Holders of Common Stock..................................................8
        (d) Waiver of Liquidation Preference..........................................................8
    3. Conversion.....................................................................................8
        (a) Right to Convert..........................................................................8
            (i) Series A Preferred Stock..............................................................8
            (ii) Series B Preferred Stock.............................................................8
            (iii) Series C Preferred Stock............................................................9
            (iv) Series D Preferred Stock.............................................................9
        (b) Mechanics of Conversion..................................................................10
        (c) Adjustment for Stock Splits and Combinations.............................................11
        (d) Adjustment for Certain Dividends and Distributions.......................................11
        (e) Adjustments for Other Dividends and Distributions........................................12
        (f) Adjustment for Reclassification, Exchange or Substitution................................12
        (g) Adjustment for Merger or Reorganization, etc.............................................13
        (h) No Impairment............................................................................13
        (i) Certificate as to Adjustments............................................................13
        (j) Notice of Record Date....................................................................14
        (k) Notices..................................................................................14
        (l) Mandatory Conversion.....................................................................15
            (i) Mandatory Conversion Event...........................................................15
            (ii) Procedure for Mandatory Conversion..................................................15
        (m) Retirement and Cancellation of Shares....................................................16
    4. Voting Rights.................................................................................16
        (a) Holders of Series A Preferred Stock......................................................16
        (b) Holders of Series B Preferred Stock......................................................16
        (c) Holders of Series C Preferred Stock......................................................16
        (d) Holders of Series D Preferred Stock......................................................16
        (e) Protective Provisions....................................................................17
        (f) Protective Provisions for Series A Preferred Stock.......................................17
        (g) Protective Provisions for Series B Preferred Stock.......................................17
        (h) Protective Provisions for Series C Preferred Stock.......................................18
        (i) Protective Provisions for Series D Preferred Stock.......................................18
        (j) Election of Directors....................................................................18
        (k) Holders of Common Stock..................................................................19
        (l) Change in Authorized Shares of Common Stock..............................................20
    5. Pre-emptive Rights............................................................................20
        (a) Right to Purchase........................................................................20
        (b) "New Securities..........................................................................21

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

        (c) Procedure................................................................................21
        (d) Right of Corporation.....................................................................21
        (e) "Holder..................................................................................22
(f) WAIVER...........................................................................................22
        (g) Expiration...............................................................................22
C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES E PREFERRED STOCK,
SERIES F PREFERRED STOCK, AND SERIES G PREFERRED STOCK...............................................22
    1. Designation...................................................................................22
    2. Rank..........................................................................................23
    3. Dividends.....................................................................................23
    4. Liquidation Preference........................................................................28
    5. Redemption....................................................................................31
    6. Conversion....................................................................................31
        (a) Right to Convert.........................................................................31
        (b) Mechanics of Conversion..................................................................32
        (c) Dividends Payable........................................................................33
        (d) Adjustments to Conversion Price..........................................................33
            (i) Stock Dividends, Splits and Reclassifications........................................33
            (ii) Rights, Options, and Convertible and Exchangeable Securities........................34
            (iii) Dividends in Kind..................................................................34
            (iv) Issuances Below Conversion Price....................................................35
            (v) Current Market Price.................................................................37
            (vi) Adjustment for Merger or Reorganization, etc........................................37
            (vii) References to Common Stock.........................................................38
            (viii) Deferral of Issuance of Common Stock..............................................38
        (e) Issue and Transfer Taxes.................................................................38
        (f) No Impairment............................................................................38
        (g) Certificate as to Adjustments............................................................39
        (h) Notice of Record Date....................................................................39
        (i) Notices..................................................................................40
        (j) Mandatory Conversion.....................................................................40
            (i) Mandatory Conversion Event...........................................................40
            (ii) Procedure for Mandatory Conversion..................................................41
        (k) Retirement and Cancellation of Shares....................................................41
    7. Voting Rights.................................................................................41
    8. Board of Directors; Right of Series E Preferred Stock and Series F Preferred Stock to
Elect Directors......................................................................................44
    9. Pre-emptive Rights............................................................................46
        (a) Right to Purchase........................................................................46
        (b) Waiver...................................................................................46
        (c) Expiration...............................................................................46
    10. No Reissuance of Senior Preferred Stock......................................................46
D. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK FOLLOWING A
QUALIFIED PUBLIC OFFERING............................................................................46
    1. Dividends.....................................................................................47
    2. Stock Split, Reclassification, etc............................................................47
    3. Liquidation...................................................................................47
    4. Voting........................................................................................48
    5. No Pre-emptive or Subscription Rights.........................................................48
E. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF POST-IPO PREFERRED SHARES.....................48

ARTICLE V............................................................................................49

ARTICLE VI...........................................................................................49

ARTICLE VII..........................................................................................50

ARTICLE VIII.........................................................................................50



                                     - (ii) -
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
ARTICLE IX...........................................................................................50

ARTICLE X............................................................................................50



                                     - (iii) -

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                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AIRNET COMMUNICATIONS CORPORATION

Pursuant to the provisions of Sections 242, 245 and 228 of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Sixth Amended and Restated Certificate of Incorporation:

       FIRST:        The name of the Corporation is AirNet Communications
Corporation (the "Corporation").

       SECOND:       The following Sixth Amended and Restated Certificate of
Incorporation was adopted by the stockholders of the Corporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of Delaware, and written notice has been given to those stockholders who have not consented in writing.

The Restated Certificate of Incorporation of the Corporation (originally filed under the name of Overture Systems, Inc. incorporated on January 11, 1994), as previously amended, is hereby deleted in its entirety and is amended and restated as follows:

                                    ARTICLE I

       The name of the Corporation is AirNet Communications Corporation.

                                   ARTICLE II

       The registered office of the Corporation in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

       The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

       A. CLASSES OF STOCK. (i) At all times prior to the closing of the sale of shares of Common Stock in a fully underwritten public offering (with underwriters approved by the holders of a majority of the voting power of the then outstanding Senior Preferred Stock (as defined in Article IV.C.1.)) pursuant to an effective registration statement under the Securities Act of 1933, as amended, where (x) the aggregate sales price of such securities (before deduction of underwriting discounts, commissions and expenses of sale) is not less than $20,000,000 and



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(y) the product of the price per share paid by the public for the Common Stock sold in such offering, multiplied by the number of shares of Common Stock outstanding immediately after such offering, is not less than $220,000,000 ("Qualified Public Offering"), the aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 1,147,508,811 shares, of which 11,940,301 shares shall be Series A Voting Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), 3,300,000 shares shall be Series B Voting Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), 5,000,000 shares shall be Series C Voting Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), 8,174,049 shares shall be Series D Voting Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), 554,854,075 shares shall be Series E Senior Voting Convertible Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), 283,471,155 shares shall be Series F Senior Voting Convertible Preferred Stock, par value $.01 per share ("Series F Preferred Stock"), 230,769,231 shares shall be Series G Senior Voting Convertible Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), and 50,000,000 shares shall be Common Stock, par value $.001 per share ("Common Stock"). The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock referred to above shall hereinafter be referred to from time to time as the "Company Preferred Stock."



       (ii) When this Sixth Amended and Restated Certificate of Incorporation of the Corporation is filed and becomes effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each 66.38 shares of Common Stock issued and outstanding immediately prior to the Effective Time (hereinafter referred to in this subparagraph A.(ii) as "Old Common Stock") shall be automatically reclassified as and converted into one (1) share of Common Stock (hereinafter referred to in this subparagraph A.(ii) as "New Common Stock"). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the Corporation shall deliver to any stockholder that would otherwise receive a fractional share one additional share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the Shares of Old Common Stock represented by such certificate shall have been reclassified.




       (iii) Upon the closing of a Qualified Public Offering and the conversion of the Company Preferred Stock into Common Stock in accordance with Article IV.B.3(l) and Article IV.C.6(j), the rights, preferences, privileges and restrictions granted to and imposed upon the Company Preferred Stock in Article IV.B. and Article IV.C. shall expire (except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Company Preferred Stock has been converted) the Company shall no longer have the authority to issue shares of Company Preferred Stock and the aggregate number of shares of capital stock which the Corporation shall thereafter have authority to issue is



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60,000,000 shares, consisting of two classes of capital stock:


              (a) 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock");



              (b) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Post-IPO Preferred Shares").



       For purposes of this Sixth Amended and Restated Certificate of Incorporation, "Post-IPO Preferred Shares" refers to the shares of preferred stock, par value $.01 per share, which the Company has authority to issue, as well as such shares which are from time to time issued and outstanding, following the Qualified Public Offering and (ii) "Company Preferred Stock" refers to the shares of preferred stock, par value $.01 per share, which the Company has authority to issue, as well as such shares which are from time to time issued and outstanding, prior to the Qualified Public Offering. Accordingly, "Company Preferred Stock" is not part of and is distinct from the "Post-IPO Preferred Shares."



       B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK AND COMMON STOCK. The rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock are set forth in this Division B and are subject to the provisions of
Article IV. C and, with respect to Common Stock, the provisions of Article IV.
D.


       1.     DIVIDENDS.

       (a) Holders of Series A, Series B, Series C and Series D Preferred Stock. The holders of shares of Series A Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of $.0594 per share per annum, out of the Corporation's surplus or, in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, or assets legally available for the payment thereof. The holders of shares of Series B Preferred Stock shall be entitled to receive cumulative cash dividends, at the rate of $0.2930291 per share per annum, out of the Corporation's surplus or, in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, or assets legally available for the payment thereof. The holders of shares of Series C Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of $.36 per share per annum, out of the Corporation's surplus or, in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, or assets legally available for the payment thereof. The holders of shares of Series D Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of $.0666 per share per annum, out of the Corporation's surplus or, in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, or assets legally available for the payment thereof. Such dividends shall be payable quarterly on the fifteenth (15th) day of December, March, July and September in each year, to such stockholders of record on the fortieth (40th) day preceding each such dividend payment date. Dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall accrue, from the date of initial issuance until paid, and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative. The holders of sixty percent (60%) of the aggregate Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "Collective A, B and C Preferred Stock") then outstanding, voting



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separately as a single class on the basis of one vote for each share of
Collective A, B and C Preferred Stock outstanding, may waive in writing the payment of dividends on all shares of Collective A, B and C Preferred Stock then outstanding at any time or times so long as any of the Collective A, B and C Preferred Stock remains outstanding. Arrearages in the payment of dividends shall not bear interest. The holders of sixty percent (60%) of the aggregate Series D Preferred Stock then outstanding may waive in writing the payment of dividends on all shares of Series D Preferred Stock then outstanding at any time or times so long as any of the Series D Preferred Stock remains outstanding.

So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (the "Collective Preferred Stock") remain outstanding, no dividend whatsoever shall be paid or declared on any Common Stock or any junior stock (which term as used herein shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized ranking junior to the Collective Preferred Stock as to dividends), nor shall any distribution be made on any junior stock, other than a dividend payable in junior stock, nor shall any shares of any junior stock be acquired for consideration by the Corporation (other than purchases or redemptions pursuant to or in accordance with employee stock control, subscription or option agreements entered into between the Corporation and its or its subsidiaries' directors, officers and employees prior to the date on which a share of Series F Preferred Stock is first issued (the "Original Series F Issue Date") and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless all dividends accrued, whether or not declared, on the Collective Preferred Stock for all past quarter-yearly dividend periods and then in arrears shall have been paid and the full dividends due thereon for the then current quarter-yearly dividend period shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart.

No dividend shall be declared or paid on any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or on the Corporation's Series A Non-Voting Redeemable Preferred Stock, previously authorized and outstanding and exchanged for Series A Preferred Stock, unless simultaneously with such payment there is paid to holders of Series D Preferred Stock all of the cumulative dividends accrued, whether or not declared, and then in arrears on the Corporation's Series D Preferred Stock; and provided that no dividend shall be declared or paid for any quarter-yearly period on any share of Series B Preferred Stock or Series C Preferred Stock unless simultaneously with such payment there is paid to holders of Series A Preferred Stock all of the cumulative dividends accrued, whether or not declared, and then in arrears on the Corporation's Series A Non-Voting Redeemable Preferred Stock, previously authorized and outstanding and exchanged for shares of Series A Preferred Stock, as well as all of the cumulative dividends accrued, whether or not declared, on the Series A Preferred Stock prior to the issuance of the share of Series B Preferred Stock or Series C Preferred Stock with respect to which the dividend is proposed to be declared or paid and then in arrears; and provided further that, no dividend shall be declared or paid for any quarter-yearly period on any share of Series C Preferred Stock unless simultaneously with such payment there is paid to the holders of Series B Preferred Stock all of the cumulative dividends accrued, whether or not declared, on the Series B Preferred Stock prior to the issuance of the share of Series C Preferred Stock with respect to which the dividend is



                                     - 4 -

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proposed to be declared or paid and then in arrears.

Except as otherwise specified in this Article IV.B.1(a), the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock rank on a parity with each other with respect to dividend rights.

No dividend shall be declared or paid for any quarter-yearly period on any stock of the Corporation ranking equally with the Collective Preferred Stock as to dividends unless simultaneously with such payment there is paid (i) all of the cumulative dividends accrued, whether or not declared, on the Collective Preferred Stock and then in arrears, and (ii) a percentage of the quarter-yearly dividend payable on the Collective Preferred Stock for such quarter-yearly period equal to the percentage of the quarter-yearly dividend on such other stock which is then to be paid.

Subject to the foregoing provisions, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation (the "Board of Directors") may be declared and paid on any junior stock from time to time out of the remaining funds of the Corporation legally available for the payment of dividends, and the Collective Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

       (b) Holders of Common Stock. Subject to the provisions of Article IV.B.1(a) hereof, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, such dividends out of the Corporation's surplus or, in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, or assets legally available for the payment thereof, as may be declared from time to time by the Board of Directors.

       2.     LIQUIDATION.

       (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Collective Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, as follows:

              (i) an amount per share equal to $1.10 for each outstanding share of Series D Preferred Stock, plus any accrued but unpaid dividends, whether or not declared, on such share to holders of Series D Preferred Stock;

              (ii) an amount per share equal to $.99 for each outstanding share of Series A Preferred Stock, plus any accrued but unpaid dividends, whether or not declared, on such share to holders of Series A Preferred Stock;

              (iii) an amount per share equal to $4.883818833 for each outstanding share of Series B Preferred Stock, plus any accrued but unpaid dividends, whether or not declared, on such share to holders of Series B Preferred Stock; and

              (iv) an amount per share equal to $6.00 for each outstanding share of Series C Preferred Stock, plus any accrued but unpaid dividends, whether or not declared, on such share to holders of Series C Preferred Stock.

If upon the occurrence of such event, the assets and funds of the Corporation shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Collective Preferred Stock in respect of accrued but unpaid dividends in accordance with the priorities established in the third paragraph of Article IV.B.1(a) hereof and any remaining assets and funds legally available for distribution shall be distributed first to the holders of the Series D Preferred Stock in an amount equal to $1.10 for each outstanding share of Series D Preferred Stock (pro rated among them on the basis of outstanding shares of Series D Preferred Stock) and any excess among the holders of the Collective A, B and C Preferred Stock as follows:

              (i) an amount per share equal to $.99 multiplied by the "Distribution Fraction" (as defined below) for each outstanding share of Series A Preferred Stock to holders of Series A Preferred Stock;

              (ii) an amount per share equal to $4.883818833 multiplied by the "Distribution Fraction" for each outstanding share of Series B Preferred Stock; and

              (iii) an amount per share equal to $6.00 multiplied by the "Distribution Fraction" for each outstanding share of Series C Preferred Stock.

       For purposes of the foregoing calculations, "Distribution Fraction" shall be a fraction determined by dividing (A) the amount of such remaining assets and funds legally available for distribution by (B) the sum of (I) $.99 multiplied by the number of shares of Series A Preferred Stock then outstanding, plus (II) $4.883818833 multiplied by the number of shares of Series B Preferred Stock then outstanding, plus (III) $6.00 multiplied by the number of shares of Series C Preferred Stock then outstanding.

       (b)    Consolidation, Merger, etc.

              (i) For purposes of this Section 2, a Change of Control (as defined in Article IV.B.2(b)(ii) below) shall, at the option of each holder of Collective Preferred Stock, upon written notice to the Corporation prior to the closing of the transaction that constitutes a Change of Control, be treated as a liquidation, dissolution or winding up of the Corporation with respect to such holder and shall entitle the electing holders of Collective Preferred Stock to receive, at the closing of the transaction that constitutes a Change of Control, in cash, securities or other property (valued as provided in Article IV.B.2(b)(iii) below), amounts as specified in Article IV.B.2(a) above; provided, however, that when such payments are made as a result of a Change of Control that is treated as a liquidation, dissolution, or winding up of the Corporation, the



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


payment to be made pursuant to this Article IV.B.2(b) shall be made only upon surrender of the certificate or certificates for the shares of Collective Preferred Stock with respect to which such payment is to be made, and, from and after the date that the certificate or certificates for such shares are required to be surrendered (whether or not such certificate or certificates are surrendered on such date), all rights (other than the right to receive payment as provided in this Article IV.B.2(b) upon surrender of such certificate or certificates) with respect to such shares shall terminate, and such shares be deemed to be canceled and retired. Notwithstanding the foregoing, a Change of Control shall not be treated as a liquidation, dissolution or winding up of the Corporation with respect to any holder of the Collective Preferred Stock if (x) both (i) the holders of sixty percent (60%) of the Series D Preferred Stock then outstanding, and (ii) the holders of sixty percent (60%) of the Collective A, B and C Preferred Stock then outstanding, each voting separately as a single class on the basis of one vote for each share of Series D Preferred Stock then outstanding or Collective A, B and C Preferred Stock then outstanding, as applicable, waive in writing the provisions of the preceding sentence prior to definitive authorization by the Corporation's Board of Directors of such consolidation, merger or sale of assets or prior to the order of such court or administrative body requiring such reorganization or (y) such Change of Control has not been treated as a liquidation, dissolution or winding up of the Corporation with respect to any holder of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock.

                     (ii) "Change of Control" means (x) the sale, lease, conveyance or other disposition of all or substantially all of the Corporation's assets as an entirety or substantially as an entirety to any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in one or a series of transactions, provided that a transaction where the holders of all classes of voting stock of the Corporation immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of voting stock of such person or group immediately after such transaction shall not be a Change of Control; or (y) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise, but not as a result of the issuance of Series E Preferred Stock or of a Qualified Public Offering, as defined in Article IV.B.3(l)(i)) that results in, or that is in connection with, any person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of voting stock of the Corporation or any person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of voting stock of the Corporation.

                     (iii)  Whenever the distribution provided for in this
Article IV.B.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation.

       (c) Distributions to Holders of Common Stock. After the payment of all preferential amounts required to be paid to the holders of shares of Collective Preferred Stock and the



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


"Senior Preferred Stock" (as defined in Article IV.C.1 hereto) upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, pro rata based upon the number of shares of Common Stock held by each such holder.

       (d) Waiver of Liquidation Preference. The holders of sixty percent (60%) of the Series D Preferred Stock then outstanding may waive in writing the liquidation preference set forth in Article IV.B.2(a) as to the Series D Preferred Stock. The holders of sixty percent (60%) of the Collective A, B and C Preferred Stock then outstanding, voting separately as a single class on the basis of one vote for each share of Collective A, B and C Preferred Stock outstanding, may waive in writing the liquidation preference set forth in
Article IV.B.2(a) as to the Collective A, B and C Preferred Stock.

       3. CONVERSION. The holders of any of the shares of Collective Preferred Stock shall have conversion rights respectively as follows (the "Conversion Rights"):

       (a)    Right to Convert.

              (i) Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Series A Conversion Price") shall be $4.020052210 per share. Such Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

              (ii) Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.883818833 by the Series B Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Series B Conversion Price") shall be $4.020052210 per share. Such Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

              (iii) Series C Preferred Stock. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series C Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof

(the "Series C Conversion Price") shall be $4.881432585 per share. Such Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

              (iv) Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.10 by the Series D Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series D Preferred Stock without the payment of additional consideration by the holder thereof (the "Series D Conversion Price") shall be $1.10 per share. Such Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

Each of the "Series A Conversion Price," the "Series B Conversion Price," the "Series C Conversion Price" and the "Series D Conversion Price" may be referred to herein as the "Conversion Price," but the Conversion Price applicable to Series A Preferred Stock shall only be the "Series A Conversion Price," the Conversion Price applicable to Series B Preferred Stock shall only be the "Series B Conversion Price", the Conversion Price applicable to Series C Preferred Stock shall only be the "Series C Conversion Price," and the Conversion Price applicable to Series D Preferred Stock shall only be the "Series D Conversion Price."

Subject to Article IV.B.3 (l)(i), in the event that at the time of the conversion of a holder's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock there are accrued but unpaid cash dividends, whether or not declared, on such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock and provided no shares of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are or remain outstanding, such cash dividend payable to a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock pursuant to Article IV.B.1(a) hereof shall be paid and distributed to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock immediately prior to the conversion of such holder's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock; provided that if a holder intends to convert only a portion of its Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, the cash dividend payable to such holder immediately prior to such conversion shall be that dollar amount which is proportionate to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock which such holder intends to convert.

If pursuant to and in accordance with Article IV.B.1(a) and this Article IV.B.3(a)(iv), the Corporation cannot distribute all or a portion of such cash dividend ("Dividend Payment Obligation") immediately prior to such conversion then the Corporation shall distribute the balance of such Dividend Payment Obligation as soon as assets or funds are available for such distribution under and in accordance with Article IV.B.1(a); provided that, notwithstanding anything contained herein to the contrary, no Dividend Payment Obligation may be paid by the

Corporation so long as shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock are or remain outstanding.

       (b)    Mechanics of Conversion.

              (i) In order for a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock to convert shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock at the office of the transfer agent for the Collective Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. No fractional shares shall be issued upon conversion of the Collective Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. In determining the number of shares of Common Stock issuable upon conversion, each holder's Collective Preferred Stock and Senior Preferred Stock being converted on the same day shall be aggregated.

              (ii) The Corporation shall at all times when the Collective Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Collective Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Collective Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Collective Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

              (iii) On the Conversion Date, all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

              (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, which is not a Qualified Public Offering as defined in Article IV.B.3(l)(i) hereof, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock until immediately prior to the closing of the sale of securities.

       (c) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, each Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, each Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

       (d) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time shall make or issue, or fix a record date for the determination of holders of any Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event each Conversion Price then in effect shall be decreased as of the time of such distribution or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

              (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

              (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time such dividend or other distribution is made or issued or the close of business on such record date, as applicable, plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

       (e) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph (e) with respect to the rights of the holders of Collective Preferred Stock.

       (f) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or other change, all subject to further adjustment as provided herein.

       (g) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation (other than a Change of Control (as defined in Article IV.B.2(b)(ii) above) which is treated as a liquidation pursuant to Article IV.B.2(b) by the holders of a majority of the Collective Preferred Stock then outstanding), the authorized capital of the surviving or resulting corporation (referred to herein as the "surviving corporation") shall include provision for a class or classes of senior preferred stock having rights, preferences and limitations substantially economically equivalent to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock with respect to the capital structure of the Corporation immediately prior to such consolidation or merger, including provision for each holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock to receive the preferred stock of the surviving corporation which corresponds to such series on a substantially economically equivalent basis and which shall thereafter be convertible into the kind and amount of shares of stock or other securities of the surviving corporation or other property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock as the case may be, would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Article IV.B.3 with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock to the end that the provisions set forth in this Article IV.B.3 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities of the surviving corporation or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

       (h) No Impairment. Except as permitted by applicable law and this Certificate of Incorporation, including this Article IV.B, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV.B.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Collective Preferred Stock against impairment.

       (i) Certificate as to Adjustments. Upon the occurrence of each adjustment of the Conversion Price pursuant to this Article IV.B.3, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, as applicable, a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock.

       (j)    Notice of Record Date. In the event:

              (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

              (ii) that the Corporation subdivides or combines its outstanding shares of

Common Stock;

              (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

              (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Collective Preferred Stock, and shall cause to be mailed to the holders of Collective Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty
(20) days before the date specified in (B) below, a notice stating:

                     (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                     (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

       (k) Notices. Any notice required by the provisions of this Article IV.B.3 to be given to the holders of shares of Collective Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

       (l)    Mandatory Conversion

              (i) Mandatory Conversion Event. All holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding shall convert their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock, at the then effective Conversion Price pursuant to this Article IV.B.3, upon the closing of a Qualified Public Offering.

Notwithstanding any provision to the contrary contained herein, (x) in the event that there are accrued but unpaid cash dividends or Dividend Payment Obligations at the date of the closing of a Qualified Public Offering, all such accrued but unpaid cash dividends and Dividend Payment

Obligations payable to the holders of Collective Preferred Stock shall be canceled, and no holder or former holder of Collective Preferred Stock shall have any further right or interest therein or (y) in the event of voluntary conversion by a holder of any Collective Preferred Stock at a time when the Corporation is contemplating an initial public offering, the Corporation may, at its option, defer payment of any dividends otherwise payable upon such conversion for up to 180 days and if a Qualified Public Offering is closed within such 180 day period, all of such accrued but unpaid cash dividends payable to such holders of Collective Preferred Stock shall be canceled and no such holder of Collective Preferred Stock shall have any further right or interest therein.

              (ii) Procedure for Mandatory Conversion. Upon a mandatory conversion pursuant to Article IV.B.3(l)(i), the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock will be automatically converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered for conversion to the Corporation or the transfer agent for the Collective Preferred Stock. On the date of mandatory conversion, all rights with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock has been converted (as rounded with respect to any fraction of a share as provided in Article IV.B.3(b)). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof as rounded as provided in Section 3(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

       (m) Retirement and Cancellation of Shares. All certificates evidencing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

       4.     VOTING RIGHTS.

       (a) Holders of Series A Preferred Stock. The holders of shares of Series A Preferred

Stock shall have the right to one vote for each share of Common Stock issuable upon conversion of such shares of Series A Preferred Stock and shall vote with the holders of Common Stock and the other series of Collective Preferred Stock, as a single class, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law. The voting rights of the holders of Series A Preferred Stock are further subject to and qualified by the provisions of Article IV.B.4(e), (f), (g), (h), (i), and
(j).

       (b) Holders of Series B Preferred Stock. The holders of shares of Series B Preferred Stock shall have the right to one vote for each share of Common Stock issuable upon conversion of such shares of Series B Preferred Stock and shall vote with the holders of Common Stock and the other series of Collective Preferred Stock, as a single class, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law. The voting rights of the holders of Series B Preferred Stock are further subject to and qualified by the provisions of Article IV. B.4(e), (f), (g), (h), (i), and (j).

       (c) Holders of Series C Preferred Stock. The holders of shares of Series C Preferred Stock shall have the right to one vote for each share of Common Stock issuable upon conversion of such shares of Series C Preferred Stock and shall vote with the holders of Common Stock and the other series of Collective Preferred Stock, as a single class, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law. The voting rights of the holders of Series C Preferred Stock are further subject to and qualified by the provisions of Article IV.B.4
(e), (f), (g), (h), (i), and (j).

       (d) Holders of Series D Preferred Stock. The holders of shares of Series D Preferred Stock shall have the right to one vote for each share of Common Stock issuable upon conversion of such shares of Series D Preferred Stock and shall vote with the holders of Common Stock and the other series of Collective Preferred Stock, as a single class, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law. The voting rights of the holders of Series D Preferred Stock are further subject to and qualified by the provisions of Article IV.B.4(e), (f), (g), (h), (i), and (j).

       (e) Protective Provisions. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Collective Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a single class on the basis of one vote for each share of Collective Preferred Stock outstanding:

              (i) amend, alter, change or repeal the rights, preferences or privileges of the Collective Preferred Stock;

              (ii) increase the authorized number of shares of any of the four series of Collective Preferred Stock;

              (iii) authorize, create or issue any other class or series of capital stock, or rights, options or warrants to purchase any capital stock, or any securities of any type whatsoever which are convertible into capital stock, having a preference over, or being on parity with, any of the Collective Preferred Stock with respect to dividends, liquidation or redemption; or

              (iv) merge with or into, or consolidate with any other corporation, or sell, lease or otherwise dispose of all or substantially all of its properties or assets.

       (f) Protective Provisions for Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a single class on the basis of one vote for each share of Series A Preferred Stock outstanding:

              (i) make any material adverse change in the rights, preferences, or privileges of the Series A Preferred Stock other than a material adverse change that affects all series of Collective Preferred Stock in a substantially equivalent manner; or

              (ii) create a new class of shares having rights or preferences senior to or on a parity with the Series A Preferred Stock, except for rights or preferences similarly senior to or on a parity with the Collective Preferred Stock.

       (g) Protective Provisions for Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a single class on the basis of one vote for each share of Series B Preferred Stock outstanding:

              (i) make any material adverse change in the rights, preferences, or privileges of the Series B Preferred Stock other than a material adverse change that affects all series of Collective Preferred Stock in a substantially equivalent manner; or

              (ii) create a new class of shares having rights or preferences senior to or on a parity with the Series B Preferred Stock, except for rights or preferences similarly senior to or on a parity with the Collective Preferred Stock.

       (h) Protective Provisions for Series C Preferred Stock. So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a single class on the basis of one vote for each share of Series C Preferred Stock outstanding:

              (i) make any material adverse change in the rights, preferences, or privileges of the Series C Preferred Stock other than a material adverse change that affects all series of Collective Preferred Stock in a substantially equivalent manner; or

              (ii) create a new class of shares having rights or preferences senior to or on a parity with the Series C Preferred Stock, except for rights or preferences similarly senior to or on a parity with the Collective Preferred Stock.

       (i) Protective Provisions for Series D Preferred Stock. So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a single class on the basis of one vote for each share of Series D Preferred Stock outstanding:

              (i) make any material adverse change in the rights, preferences, or privileges of the Series D Preferred Stock other than a material adverse change that affects all series of Collective Preferred Stock in a substantially equivalent manner; or

              (ii) create a new class of shares having rights or preferences senior to or on a parity with the dividend, liquidation or redemption rights of the Series D Preferred Stock.

       (j) Election of Directors. So long as any shares of Collective Preferred Stock remain outstanding (i) the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a separate single class, on the basis of one vote for each share of Common Stock then outstanding and on the basis of one vote for each share of Common Stock issuable upon conversion of each share of Series A Preferred Stock and Series B Preferred Stock then outstanding, shall have the right to elect one director of the Corporation, (ii) the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series C Preferred Stock then outstanding, shall have the right to elect one director of the Corporation and (iii) the holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series D Preferred Stock then outstanding, shall have the right to elect one director of the Corporation. In the case of any vacancy in the office of the director elected by the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, the holders of a majority of the outstanding shares of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Common Stock then outstanding and on the basis of one vote for each share of Common Stock issuable upon conversion of each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall have the right to elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Common Stock then outstanding and on the basis of one vote for each share of Common Stock issuable upon conversion of each share of Series A Preferred Stock and Series B Preferred Stock then outstanding. In the case of any vacancy in the office of the director elected by the holders of the Series C Preferred Stock, the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series C Preferred Stock then outstanding shall have the right to elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series C Preferred Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series C Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series C Preferred Stock then outstanding. In the case of any vacancy in the office of the director elected by the holders of the Series D Preferred Stock, the holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series D Preferred Stock then outstanding shall have the right to elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series D Preferred Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series D Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series D Preferred Stock then outstanding.

       (k) Holders of Common Stock. The holders of outstanding shares of Common Stock shall have the right to one vote for each share of Common Stock held, shall vote with the holders of the Company Preferred Stock, as a single class on the basis of one vote for each share of Common Stock held and one vote for each share of Common Stock issuable upon conversion of shares of the Company Preferred Stock, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law. The voting rights of the holders of Common Stock are further subject to and qualified by the provisions of Article IV.B.4(e), (f), (g), (h), (i), (j), and
(l) hereof.

       (l) Change in Authorized Shares of Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of all classes of stock of the Corporation entitled to vote, voting together as a single class on the basis of one vote for each share of Common Stock held and one vote for each share of Common Stock issuable upon conversion of shares of the Company Preferred Stock held.

       5.     PRE-EMPTIVE RIGHTS.

       (a) Right to Purchase. The holders of any Collective Preferred Stock (hereinafter referred to in this Article IV.B.5 collectively as the "Holders" and individually as a "Holder") shall have the pre-emptive right to purchase, on a pro rata basis, all or any part of New Securities (as hereinafter defined) which the Corporation may, from time to time, propose to issue and sell, subject to the terms and conditions set forth below. The pro rata share of each Holder of Series A Preferred Stock, for purposes of this pre-emptive right to purchase, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by such Holder plus the total number of shares of Common Stock issuable upon conversion of Series A Preferred Stock owned by such Holder of Series A Preferred Stock, by (y) the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of all then outstanding Company Preferred Stock. The pro rata share of each Holder of Series B Preferred Stock, for purposes of this pre-emptive right to purchase, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by such Holder plus, the total number of shares of Common Stock issuable upon conversion of Series B Preferred Stock owned by such Holder of Series B Preferred Stock, by (y) the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of all then outstanding Company Preferred Stock. The pro rata share of each Holder of Series C Preferred Stock, for purposes of this pre-emptive right to purchase, shall be determined by dividing
(x) the total number of shares of Common Stock which are owned by such Holder plus the total number of shares of Common Stock issuable upon conversion of Series C Preferred Stock owned by such Holder of Series C Preferred Stock, by
(y) the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of all then outstanding Company Preferred Stock. The pro rata share of each Holder of Series D Preferred Stock, for purposes of this pre-emptive right to purchase, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by such Holder plus the total number of shares of Common Stock issuable upon conversion of Series D Preferred Stock owned by such Holder of Series D Preferred Stock, by (y) the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of all then outstanding Company Preferred Stock. All of the foregoing notwithstanding, in the event a Holder owns shares of more than one series of Collective Preferred Stock, the Common Stock which is owned by such Holder shall only be counted one time in connection with any calculation of such Holder's pro rata share.

       (b) "New Securities". The term "New Securities" as used herein shall mean any capital stock of the Corporation whether now or hereafter authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" shall not include (i) shares of Common Stock issuable upon conversion of any of the Preferred Stock (as defined in Article IV.C.2 herein), (ii) shares of Series E Preferred Stock issuable upon the exercise of the Series E Preferred Stock Warrant issued on the Original Issue Date (as defined in Article IV.C.6(d)(iv), (iii) securities offered to the public pursuant to a registration statement approved by the Board of Directors and filed with the Securities and Exchange Commission for a public offering and sale of securities of the Corporation, (iv) securities issued in connection with the acquisition of another corporation by the Corporation by merger, purchase of all or substantially all of the assets of another corporation or other reorganization, (v) shares of Common Stock and options therefor issued or issuable pursuant to any stock option plan or plans or stock purchase plan or plans approved by the Board of Directors, or (vi) securities issued as a result of any stock split, combination, reverse stock split, stock dividend or recapitalization of the Corporation.

       (c) Procedure. In the event the Corporation intends to issue New Securities, it shall give each Holder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Corporation proposes to effect such issuance. Each such Holder shall have twenty (20) business days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities, for the purchase price and upon the general terms and conditions specified in the Corporation's notice, by giving written notice to the Corporation stating the quantity of New Securities to be so purchased. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its total pro rata portion of New Securities, the other Holders may purchase such portion on a pro rata basis, by giving written notice to the Corporation within ten (10) business days from the date that the Corporation provides written notice to the other Holders of the amount of New Securities with respect to which such nonpurchasing Holder has failed to exercise its rights hereunder.

       (d) Right of Corporation. In the event any Holder or Holders fail to exercise the foregoing pre-emptive right to purchase with respect to any New Securities within such twenty (20) business day period (or the additional 10 business day period provided for overallotment), the Corporation may within ninety (90) business days thereafter sell any or all of such New Securities not agreed to be purchased by the Holders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Holder pursuant to Article IV.B.5(c). In the event the Corporation has not sold such New Securities within such ninety (90) business day period, the Corporation shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holders in the manner provided above.

       (e) "Holder". For purposes of this Article IV.B.5, the term "Holder" shall include the partners, stockholders or other affiliates of a Holder, and a Holder may apportion its pro rata share among itself and such partners, stockholders and other affiliates in such proportion as it deems appropriate.

       (f) Waiver. The Holders of sixty percent (60%) of the Collective Preferred Stock then outstanding, voting separately as a single class on the basis of one vote for each share of Collective Preferred Stock outstanding, may waive in writing the pre-emptive right to purchase set forth in Article IV.B.5(a) at any time or times so long as any of the Collective Preferred Stock remains outstanding.

       (g) Expiration. The pre-emptive rights described in this Article IV.B.5 shall expire upon the closing of a Qualified Public Offering.

       C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES E PREFERRED STOCK, SERIES F PREFERRED STOCK, AND SERIES G PREFERRED STOCK. The rights, preferences, privileges and restrictions granted to and imposed upon the Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock are set forth in this Article IV.C.


       1. Designation. The Preferred Stock created and authorized hereby shall be designated as (i) the Series E Senior Voting Convertible Preferred Stock, par value $0.01 per share ("Series E Preferred Stock"), consisting of 554,854,075 shares, (ii) the Series F Senior Voting Convertible Preferred Stock, par value $0.01 per share ("Series F Preferred Stock"), consisting of 283,471,155 shares, and (iii) the Series G Senior Voting Convertible Preferred Stock, par value $0.01 per share (the "Series G Preferred Stock"), consisting of 230,769,231 shares. The Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock are sometimes referred to collectively as the "Senior Preferred Stock". The stated value ("Stated Value") (i) of the Series E Preferred Stock shall be $0.035619838954 per share, (ii) of the Series F Preferred Stock shall be $0.05526523774 per share, and (iii) of the Series G Preferred Stock shall be $0.13 per share, which values do not represent a determination by the Board of Directors of fair market value or otherwise.


       2. Rank. The Senior Preferred Stock shall, with respect to dividend rights (including dividends accrued on the Series E Preferred Stock and the Series F Preferred Stock prior to the date on which shares of Series G Preferred Stock are issued) and rights on liquidation, winding up and dissolution, rank pari passu with each other and prior to the Common Stock and the Collective Preferred Stock. (All equity securities of the Corporation to which the Senior Preferred Stock ranks prior, including the Common Stock and the Collective Preferred Stock, are collectively referred to herein as the "Junior Securities"; all equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities"; all preferred stock of the Corporation, including Collective Preferred Stock, Parity Securities and Senior Preferred Stock and any other preferred stock of the Corporation, are collectively referred to herein as "Preferred Stock.") The Senior Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities in accordance with the terms hereof, but not to the creation of equity securities of the Corporation (other than convertible debt securities) to which the Senior Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise.

       3.     Dividends.

       (a)    (i)    The holders of the shares of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $0.002849587 per share per annum. The holders of the shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $0.004421219 per share per annum. The holders of the shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $0.0104 per share per annum. Such dividends shall be payable in quarterly payments on the fifteenth
(15th) day of December, March, July and September of each year (each of such dates being a "dividend payment date"), in preference to dividends on the Junior Securities, provided that no dividends shall be declared or paid on the Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as individual classes, unless dividends shall be declared or paid on all the Senior Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on a record date to be set by the Board of Directors or a committee thereof (each of such dates being a "dividend payment record date"). Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous dividend payment date, except that with respect to the first dividend, such dividend shall accrue from the date of initial issuance. Dividends payable for the first dividend period and any partial dividend period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the period for which payable.

              (ii) In addition to the dividends payable pursuant to Article IV.C.3(a)(i), no Excess Dividend (as defined below) shall be paid on or declared and set apart for the shares of any series of Junior Securities or Parity Securities, if any, unless at the same time a like dividend for the same dividend period shall be paid on or declared and set apart with respect to all outstanding shares of the Senior Preferred Stock in a proportionate amount for each such share of Senior Preferred Stock, as though the holders of the Senior Preferred Stock, Junior Securities and Parity Securities, if any, as to which such dividend is paid or declared and set apart were the holders of the number of shares of Common Stock represented by, or into which their respective shares of Senior Preferred Stock, Junior Securities and Parity Securities, if any, are convertible, as of the record date for the determination of the holders of securities of the Corporation entitled to receive a proportionate amount of such Excess Dividend. As used herein, "Excess Dividend" means a dollar amount of dividends paid on or declared and set apart for the shares of any Junior Securities or Parity Securities with respect to a dividend period to the extent that the aggregate dollar amount of such dividends, as a percentage of all dividends paid on or declared and set apart with respect to Senior Preferred Stock, Junior Securities and Parity Securities, if any, with respect to such dividend period exceeds the ratio of (x) the number of shares of Common Stock of the Corporation represented by, and into which, the shares of Junior Securities and Parity Securities, if any, as to which such dividends were paid or declared and set aside are convertible to (y) the number of shares of Common Stock represented by, and into which, shares of Senior Preferred Stock, Junior Securities and Parity Securities, if any, are convertible, in each case as of the first day of such dividend period.

       (b) In the event the Corporation shall declare a distribution (other than any distribution pursuant to Article IV.C.3(a)) payable in shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding ordinary cash dividends, which may be an initial cash dividend, payable out of consolidated earnings or earned surplus (both of which to be calculated for these purposes excluding charges for amortization of goodwill and other intangibles) and dividends or distributions referred to in Article IV.C.6(d)(i) and (ii)), securities of other persons, evidences of indebtedness issued by other persons, or rights or warrants to subscribe for or purchase any of such securities, assets or evidences of indebtedness (excluding those rights with respect to the Corporation's securities referred to in Article IV.C.6(d)(ii)) (any of the foregoing being hereinafter called "Securities or Assets"), then, in each such case the holders of the Senior Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Senior Preferred Stock, Junior Securities and Parity Securities, if any, as to which such distribution is declared were the holders of the number of shares of Common Stock represented by, and into which their respective shares of Senior Preferred Stock, Junior Securities and Parity Securities, if any, are convertible, as of the record date for the determination of the holders of securities of the Corporation entitled to receive such distribution.

       (c) All dividends paid with respect to shares of Senior Preferred Stock pursuant to Article IV.C.3(a)(i) shall be paid as follows:

              (i) if the funds legally available for the payment of dividends are sufficient to pay in full the accrued dividends payable to the holders of the outstanding shares of Senior Preferred Stock, the accrued dividends on each share of Senior Preferred Stock shall be paid to the holders; or

              (ii) if the funds legally available for the payment of dividends are not sufficient to pay in full the accrued dividends payable to the holders of the outstanding shares of all Senior Preferred Stock, then the aggregate amount of funds legally available for the payment shall be distributed as follows:

                     (A) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Series E Preferred Stock multiplied by the "Dividend Distribution Fraction" (as defined below) will be paid to the holders of Series E Preferred Stock (the "Series E Aggregate Distribution"). The Series E Aggregate Distribution will be paid to the holders of Series E Preferred Stock on a proportional basis as to each holder of Series E Preferred Stock as determined by multiplying the Series E Aggregate Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Series E Preferred Stock outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Series E Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock entitled to receive such dividends;

                     (B) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Series F Preferred Stock multiplied by the Dividend Distribution Fraction will be paid to the holders of Series F Preferred Stock (the "Series F Aggregate Distribution"). The Series F Aggregate Distribution will be paid to the holders of Series F Preferred Stock on a proportional basis as to each holder of Series F Preferred Stock as determined by multiplying the Series F Aggregate Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Series F Preferred Stock outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Series F Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock entitled to receive such dividends; and

                     (C) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Series G Preferred Stock multiplied by the Dividend Distribution Fraction will be paid to the holders of Series G Preferred Stock (the "Series G Aggregate Distribution"). The Series G Aggregate Distribution will be paid to the holders of Series G Preferred Stock on a proportional basis as to each holder of Series G Preferred Stock as determined by multiplying the Series G Aggregate Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Series G Preferred Stock outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Series G Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock entitled to receive such dividends.

For purposes of the foregoing calculations, the "Dividend Distribution Fraction" shall be a fraction determined by dividing (x) the aggregate amount of funds legally available for the payment of dividends declared with respect to shares of Senior Preferred Stock, by (y) the aggregate amount of accrued but unpaid dividends on the shares of Senior Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock entitled to receive such dividends.

       (d) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Senior Preferred Stock for all dividend payment periods terminating on or prior to the date of payment, or setting apart for payment, of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be distributed as follows:

              (i) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Series E Preferred Stock multiplied by the "Parity Dividend Distribution Fraction" (as defined below) will be paid to the holders of Series E Preferred Stock (the "Series E Aggregate Parity Distribution"). The Series E Aggregate Parity Distribution will be paid to the holders of Series E Preferred Stock on a proportional basis as to each holder of Series E Preferred Stock as determined by the multiplying the Series E Aggregate Parity Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Series E Preferred Stock outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Series E Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock and Parity Securities entitled to receive such dividends;

              (ii) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Series F Preferred Stock multiplied by the Parity Dividend Distribution Fraction will be paid to the holders of Series F Preferred Stock (the "Series F Aggregate Parity Distribution"). The Series F Aggregate Parity Distribution will be paid to the holders of Series F

Preferred Stock on a proportional basis as to each holder of Series F Preferred Stock as determined by multiplying the Series F Aggregate Parity Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Series F Preferred Stock outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Series F Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock and Parity Securities entitled to receive such dividends;

              (iii) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Series G Preferred Stock multiplied by the Parity Dividend Distribution Fraction will be paid to the holders of Series G Preferred Stock (the "Series G Aggregate Parity Distribution"). The Series G Aggregate Parity Distribution will be paid to the holders of Series G Preferred Stock on a proportional basis as to each holder of Series G Preferred Stock as determined by multiplying the Series G Aggregate Parity Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Series G Preferred Stock outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Series G Preferred Stock outstanding on the record date for the determination of the holders of Senior Preferred Stock and Parity Securities entitled to receive such dividends; and

              (iv) an amount equal to the aggregate accrued but unpaid dividends on outstanding shares of Parity Securities multiplied by the Parity Dividend Distribution Fraction will be paid to the holders of Parity Securities (the "Parity Securities Aggregate Parity Distribution"). The Parity Securities Aggregate Parity Distribution will be paid to the holders of Parity Securities on a proportional basis as to each holder of Parity Securities as determined by multiplying the Parity Securities Aggregate Parity Distribution by a fraction determined by dividing (x) the accrued but unpaid dividends payable to each such holder of Parity Securities outstanding by (y) the aggregate amount of accrued but unpaid dividends payable to the holders of all shares of Parity Securities outstanding on the record date for the determination of the holders of Senior Preferred Stock and Parity Securities entitled to receive such dividends.

For purposes of the foregoing calculations, the "Parity Dividend Distribution Fraction" shall be a fraction determined by dividing (x) the aggregate amount of funds legally available for the payment of dividends declared with respect to shares of Senior Preferred Stock and Parity Securities, by (y) the aggregate amount of accrued but unpaid dividends on the shares of Senior Preferred Stock and Parity Securities outstanding on the record date for the determination of the holders of Senior Preferred Stock and Parity Securities entitled to receive such dividends.

No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any Senior Preferred Stock or any other Parity Securities which may be in arrears. Any dividends not paid pursuant to
Article IV.C.3(a)(i) or this Article IV.C.3(d) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in
Article IV.C.3(a)(i).

       (e)    (i)    Holders of shares of the Senior Preferred Stock shall be
entitled to receive,
on a pari passu basis, the dividends provided for in Article IV.C. 3(a)(i) in preference to and in priority over any dividends upon any of the Junior Securities.

              (ii) So long as any shares of Senior Preferred Stock are or remain outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or take any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than purchases or redemptions pursuant to or in accordance with employee stock control, subscription or option agreements entered into between the Corporation and its or its subsidiaries' directors, officers and employees prior to the Original Series F Issue Date and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than purchases or redemptions pursuant to or in accordance with employee agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees prior to the Original Series F Issue Date and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accrued and unpaid dividends on shares of the Senior Preferred Stock not paid on the dates provided for in Article IV.C.3(a)(i) (including accrued dividends not paid by reason of the terms and conditions of Article IV.C.3(a)(i) or Article IV.C.3(d)) shall have been or are paid.

       (f) Subject to the foregoing provisions of this Article IV.C.3, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of shares of Senior Preferred Stock shall not be entitled to share therein.

       (g) The payment of dividends on all shares of Senior Preferred Stock outstanding at any time or times may be waived in writing by the holders of (i) sixty percent (60%) of the voting power of the then outstanding Series E Preferred Stock and Series G Preferred Stock, voting together as a separate single class on the basis of one vote for each share of Series E Preferred Stock and Series G Preferred Stock then outstanding; and (ii) sixty-six and two thirds percent (66-2/3%) of the voting power of the then outstanding Series F Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series F Preferred Stock then outstanding.

       4. Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount ("Aggregate Liquidation Amount") in cash equal to the greater of:

              (i) the Stated Value of each share of Senior Preferred Stock outstanding plus all accrued but unpaid dividends thereon to the date of liquidation, dissolution or winding up; or

              (ii) the amount that would be distributable to the holders of the Senior Preferred Stock if the entire remaining assets and funds of the Corporation legally available for distribution, if any, were to be distributed among the holders of the Senior Preferred Stock, Junior Securities and Parity Securities, if any, in proportion to the number of shares of Common Stock represented by, and into which their respective shares of Senior Preferred Stock, Junior Securities and Parity Securities, if any, are convertible, as of the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities.

       (b)    If the Aggregate Liquidation Amount is the amount set forth in
Article IV.C.4(a)(i), then the amount available for distribution shall be distributed as follows:

              (i) an amount equal to the aggregate Stated Value of each share of Series E Preferred Stock outstanding, plus accrued but unpaid dividends thereon, multiplied by the "Liquidation Preference Distribution Fraction" (as defined below), will be paid to the holders of Series E Preferred Stock (the "Series E Liquidation Distribution"). The Series E Liquidation Distribution will be paid to the holders of Series E Preferred Stock on a proportional basis as to each holder of Series E Preferred Stock as determined by multiplying the Series E Liquidation Distribution by a fraction determined by dividing (x) the aggregate Stated Value of Series E Preferred Stock held by each such holder of Series E Preferred Stock outstanding as of the date of liquidation, dissolution or winding up, plus the accrued but unpaid dividends payable thereon by (y) the aggregate Stated Value of all shares of Series E Preferred Stock outstanding as of the date of liquidation, dissolution or winding up, plus the aggregate amount of accrued but unpaid dividends payable thereon;

              (ii) an amount equal to the aggregate Stated Value of each share of Series F Preferred Stock outstanding, plus accrued but unpaid dividends thereon, multiplied by the Liquidation Preference Distribution Fraction, will be paid to the holders of Series F Preferred Stock (the "Series F Liquidation Distribution"). The Series F Liquidation Distribution will be paid to the holders of Series F Preferred Stock on a proportional basis as to each holder of Series F Preferred Stock as determined by multiplying the Series F Liquidation Distribution by a fraction determined by dividing (x) the aggregate Stated Value of Series F Preferred Stock held by each such holder of Series F Preferred Stock as of the date of liquidation, dissolution or winding up, plus the accrued but unpaid dividends payable thereon by (y) the aggregate Stated Value of all shares of Series F Preferred Stock outstanding as of the date of liquidation, dissolution or winding up plus the aggregate amount of accrued but unpaid dividends payable thereon; and

              (iii) an amount equal to the aggregate Stated Value of each share of Series G Preferred Stock outstanding, plus accrued but unpaid dividends thereon, multiplied by the Liquidation Preference Distribution Fraction, will be paid to the holders of Series G Preferred Stock (the "Series G Liquidation Distribution"). The Series G Liquidation Distribution will be paid to the holders of Series G Preferred Stock on a proportional basis as to each holder of Series G Preferred Stock as determined by multiplying the Series G Liquidation Distribution by a fraction determined by dividing (x) the aggregate Stated Value of Series G Preferred Stock held by each such holder of Series G Preferred Stock as of the date of liquidation, dissolution or winding up, plus the accrued but unpaid dividends payable thereon by (y) the aggregate Stated Value of all shares of Series G Preferred Stock outstanding as of the date of liquidation, dissolution or winding up plus the aggregate amount of accrued but unpaid dividends payable thereon.

For purposes of the foregoing calculations, "Liquidation Preference Distribution Fraction" shall be a fraction determined by dividing (x) the aggregate amount of assets and funds available for payment of the Aggregate Liquidation Amount by
(y) the aggregate Stated Value of each share of Senior Preferred Stock outstanding plus all accrued but unpaid dividends thereon to the date of liquidation, dissolution or winding up.

       (c)    If the Aggregate Liquidation Preference is the amount set forth in
Article IV.C.4(a)(ii), then the amount available for distribution shall be distributed as follows:

              (i)    (A)    an amount equal to the Stated Value of each share of
       Series E Preferred Stock outstanding shall be paid to each holder of Series E Preferred Stock;

                     (B) an amount equal to the Stated Value of each share of Series F Preferred Stock outstanding shall be paid to each holder of Series F Preferred Stock; and

                     (C) an amount equal to the Stated Value of each share of Series G Preferred Stock outstanding shall be paid to each holder of Series G Preferred Stock; and

              (ii) the balance of the Aggregate Liquidation Preference shall be paid to the holders of Senior Preferred Stock outstanding as of the date of liquidation, dissolution or winding up on a pro rata basis in proportion to the number of shares of Common Stock into which such shares of Senior Preferred Stock are then convertible.

       (d) After payment to the holders of the Senior Preferred Stock of the amounts set forth in Article IV.C.4(a), the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Collective Preferred Stock and Common Stock as provided in Article IV.B.2.

       (e)    (i)    For purposes of this Article IV.C.4, a Change of Control
(as defined
below) shall, at the option of each holder of Senior Preferred Stock with an aggregate Stated Value of not less than $1,000,000, upon written notice to the Corporation prior to the closing of the transaction that constitutes a Change of Control, be treated as a liquidation, dissolution or winding up of the Corporation with respect to such holder and shall entitle the electing holders of Senior Preferred Stock to receive, at the closing of the transaction that constitutes a Change of Control, in cash, securities or other property (valued as provided in Article IV.C.4(f) below), amounts as specified in Article IV.C.4(a), (b) and (c) above; provided, however, that when such payments are made as a result of a Change of Control that is treated as a liquidation, dissolution, or winding up of the Corporation, the payment to be made pursuant to this Article IV.C.4(e) shall be made only upon surrender of the certificate or certificates for the shares of Senior Preferred Stock with respect to which such payment is to be made, and, from and after the date that the certificate or certificates for such shares are required to be surrendered (whether or not such certificate or certificates are surrendered on such date), all rights (other than the right to receive payment as provided in this Article IV.C.4(e) upon surrender of such certificate or certificates) with respect to such shares shall terminate, and such shares be deemed to be canceled and retired. Notwithstanding the foregoing, a Change of Control shall not be treated as a liquidation, dissolution or winding up of the Corporation with respect to any holder of the Senior Preferred Stock if the holders of (i) sixty percent (60%) of the voting power of the then outstanding Series E Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series E Preferred Stock then outstanding, (ii) sixty-six and two thirds percent (66-2/3%) of the voting power of the then outstanding Series F Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series F Preferred Stock then outstanding, and (iii) sixty percent (60%) of the voting power of the then outstanding Series G Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series G Preferred Stock then outstanding, waive in writing the provisions of this Article IV.C.4(e), as applicable, prior to definitive authorization by the Board of Directors of such transaction or prior to the order of such court or administrative body requiring such reorganization.

              (ii) "Change of Control" means (x) the sale, lease, conveyance or other disposition of all or substantially all of the Corporation's assets as an entirety or substantially as an entirety to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions, provided that a transaction where the holders of all classes of voting stock of the Corporation immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of voting stock of such person or group immediately after such transaction shall not be a Change of Control; or (y) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise, but not as a result of the issuance of Senior Preferred Stock or of a Qualified Public Offering as defined in Article IV.C.6(j)(i) hereof) that results in, or that is in connection with, any person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of voting stock of the Corporation or any person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of voting stock of the Corporation.

       (f) Whenever the distribution provided for in this Article IV.C.4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation.

       5. Redemption. The Corporation shall not have the right to call or redeem any shares of Senior Preferred Stock.

       6.     Conversion.

       (a) Right to Convert. Upon the terms and in the manner set forth in this Article IV.C.6 and subject to the provisions for adjustment contained in
Article IV.C.6(d), each share of Senior Preferred Stock shall be convertible, at the option of the holder thereof at any time, upon surrender to the Corporation of the certificates for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Stated Value of such Senior Preferred Stock by the applicable Conversion Price (as defined below) in effect at the time of conversion. The conversion price for the Series E Preferred Stock shall be $0.035619838954 per share, subject to adjustment as provided below (the "Series E Conversion Price"). The conversion price for the Series F Preferred Stock shall be $0.05526523774 per share, subject to adjustment as provided below (the "Series F Conversion Price"). The conversion price for the Series G Preferred Stock shall be $0.13 per share, subject to adjustment as provided below (the "Series G Conversion Price").

Each of the "Series E Conversion Price," the "Series F Conversion Price," and the "Series G Conversion Price" may be referred to herein as the "Conversion Price," but the Conversion Price applicable to Series E Preferred Stock shall only be the "Series E Conversion Price," the Conversion Price applicable to Series F Preferred Stock shall only be the "Series F Conversion Price" and the Conversion Price applicable to the Series G Preferred Stock shall only be the "Series G Conversion Price".

Subject to Article IV.C.6(j)(i), in the event that at the time of the conversion of a holder's Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock there are accrued but unpaid cash dividends, whether or not declared, on such Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock such cash dividend payable to a holder of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock pursuant to Article IV.C.3(a) shall be paid and distributed to such holder of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock immediately prior to the conversion of such holder's Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock; provided that if a holder intends to convert only a portion of its Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock the cash dividend payable to such holder immediately prior to such conversion shall be that dollar amount which is proportionate to the number of shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock which such holder intends to convert. If pursuant to and in accordance with Article IV.C.3(a) the Corporation cannot distribute all or a portion of such cash dividend immediately prior to such conversion, then the Corporation shall distribute the balance of such cash dividend as soon as assets or funds are available for such distribution under and in accordance with Article IV.C.3(a).

       (b)    Mechanics of Conversion.

              (i) In order for a holder of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock to convert shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock at the office of the transfer agent for the Senior Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of shares of the Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock represented by such certificate of certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. No fractional shares shall be issued upon conversion of the Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. In determining the number of shares of Common Stock issuable upon conversion, each holder's Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Collective Preferred Stock being converted on the same day shall be aggregated.

              (ii) The Corporation shall at all times when any Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

              (iii) On the Conversion Date, all shares of Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote such Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

              (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, which is not a Qualified Public Offering as defined in Article IV.C.6(j)(i), the conversion may, at the option of any holder tendering Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock shall not be deemed to have converted such Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock until immediately prior to the closing of the sale of securities.

       (c) Dividends Payable. The holders of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date.

       (d) Adjustments to Conversion Price. The applicable Conversion Price shall be subject to adjustment as described below as a result of events taking place at any time or from time to time after the Original Issue Date as to Series E Preferred Stock, the Original Series F Issue Date with respect to Series F Preferred Stock and the Original Series G Issue Date (as hereinafter defined) with respect to the Series G Preferred Stock.

For purposes of this Certificate of Incorporation the date on which a share of Series G Preferred Stock was first issued is defined as the "Original Series G Issue Date".

              (i) Stock Dividends, Splits and Reclassifications. If the Corporation shall (w) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its Common Stock in shares of Common Stock, (x) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (y) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (z) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Series E Conversion Price, Series F Conversion Price, and the Series G Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock of other securities that the holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Article IV.C.6(d)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustments shall be made successively.

              (ii) Rights, Options, and Convertible and Exchangeable Securities. If the Corporation shall issue, without charge to holders of its Common Stock or Preferred Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding "Excluded Securities" as defined in Article IV.C.6(d)(iv) below) at a price per share (the "Rights Price") that is lower than the then current Series E Conversion Price, Series F Conversion Price or Series G Conversion Price at the record date mentioned below, the Series E Conversion Price, the Series F Conversion Price and/or the Series G Conversion Price, as the case may be, shall be adjusted to be equal to the Rights Price. The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities. If all such rights, options, warrants or convertible or exchangeable securities expire or terminate without having been converted, exchanged or exercised, as the case may be, then, subject to the other provisions of this Article IV.C.6 and successive applications of this Article IV.C.6(d)(ii), the Conversion Price shall be recalculated and adjusted to the amount such Conversion Price would have been assuming (but taking into account all subsequent issuances of securities by the Company) that such expired or terminated rights, options, warrants or convertible or exchangeable securities had never been issued by the Corporation.

              (iii) Dividends in Kind. In case the Corporation shall distribute to all holders of its outstanding Common Stock any Securities or Assets (as defined in Article IV.C.3(b)) that, for any reason, are not distributed to holders of the Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock pursuant to Article IV.C.3(b), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities or Assets for distribution to the holders of the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock upon the conversion of the shares of Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock so that any such holder converting shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as the case may be, will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, converted its shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock into Common Stock, the Series E Conversion Price, the Series F Conversion Price, and the Series G Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the applicable Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as determined in accordance with Article IV.C.6(d)(v)) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in Article IV.C.6(d)(i) above.

              (iv) Issuances Below Conversion Price. If the Corporation shall issue without charge or sell and issue any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding the "Excluded Securities" as defined below in this Article IV.C.6(d)(iv)) at a price per share (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) (the "Issuance Price") that is lower than the then current Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price immediately prior to such sale and issuance, then in each case the Series E Conversion Price, the Series F Conversion Price and/or the Series G Conversion Price, as the case may be, shall be adjusted to be equal to the Issuance Price. For the purposes of such adjustment, the consideration received or receivable by the Corporation therefor shall be deemed to be the consideration received or receivable by the Corporation (plus any discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock purchasable thereby. In case the Corporation shall (x) sell and issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent or (y) sell and issue shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share" and the "consideration received or receivable by the Corporation" for purposes of the first sentence and the immediately preceding sentence of this Article IV.C.6(d)(iv), the Board of Directors shall determine, in its discretion, the fair value of said property or the shares of Common Stock then being sold as part of such unit, as the case may be, and such determination, if made in good faith, shall be binding. If all such rights, options, warrants or convertible or exchangeable securities expire or terminate without having been converted, exchanged or exercised, as the case may be, then, subject to the other provisions of this Article IV.C.6 and successive applications of this Article IV.C.6(d)(iv), the Conversion Price shall be recalculated and adjusted to the amount such Conversion Price would have been assuming (but taking into account all subsequent issuances of securities by the Company) that such expired or terminated rights, options, warrants or convertible or exchangeable securities had never been issued by the Corporation. The adjustments required by this Article IV.C.6(d)(iv) shall be made successively whenever any such shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock are issued for less then the current Series E Conversion Price, the Series F Conversion Price and/or the Series G Conversion Price, as the case may be, subject to the exceptions noted above with respect to the

Excluded Securities, and shall become effective immediately after the issue date.

       As used in this Article IV.C.6(d)(iv) and Article IV.C.6(d)(ii) above, "Excluded Securities" means and includes the following:

                     (A) shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock issued in any of the transactions described in paragraphs (i), (ii) and (iii) above;

                     (B) any shares of Common Stock, options or warrants to purchase shares of Common Stock issued or granted on or before August 31, 1999 and the shares of Common Stock issuable upon the exercise of such options or warrants;

                     (C) any shares of Preferred Stock or warrants to purchase shares of Preferred Stock issued on or before August 31, 1999, the shares of Preferred Stock issuable upon the exercise of such warrants and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock; and

                     (D) shares of Common Stock issued to or issuable upon the exercise of stock options or other rights to be granted to existing or future officers, employees, directors or contractors of the Corporation or its subsidiaries with an exercise price between $0.035619838954 per share and $0.05526523774 per share (the "Excluded Options"), provided that upon the grant of any Excluded Options (with the date of each such grant being referred to herein as an "Excluded Option Grant Date"), the number of shares of Common Stock underlying the Excluded Options being granted on any particular Excluded Option Grant Date, and the number of shares of Common Stock underlying all options granted to past and existing employees, directors, or contractors under the Company's stock option plans shall not at any time exceed the aggregate of 212,870,132 (including 54,854,298 "Additional Excluded Options" as defined below) shares of Common Stock.

                     (E) shares of Common Stock issued to or issuable upon the exercise of stock options or other rights to be granted to existing or future officers, employees, directors or contractors of the Corporation or its subsidiaries with an exercise price between $0.05526523774 per share and $0.13 per share (the "Additional Excluded Options"), provided that upon the grant of any Additional Excluded Options (with the date of each such grant being referred to herein as an "Additional Excluded Option Grant Date"), the number of shares of Common Stock underlying the Additional Excluded Options being granted on any particular Additional Excluded Option Grant Date, and the number of shares of Common Stock underlying the Additional Excluded Options shall not at any time exceed the aggregate of 54,854,298 shares of Common Stock.

       For purposes of this Certificate of Incorporation the date on which a share of Series E Preferred Stock was first issued is defined as the "Original Issue Date."

       (v) Current Market Price. For the purposes of any computation of current market price per share under Section (6)(d)(iii), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (v) the average of the highest and lowest trading price of a share of Common Stock of the Corporation on the principal national securities exchange on which such stock is then listed or admitted to trading on such date, or, if no trade occurs on such date, the average of the reported closing bid and asked prices on such date on such exchange, or (w) if such stock is not then listed or admitted to trading on any national securities exchange but is designated as a National Market System Security by the National Association of Securities Dealers, the last reported trading price of such stock on such National Market System on such date, or (x) if there shall have been no trading on such National Market System on such date or if such stock is not so designated, the average of the reported closing bid and asked prices of such stock on such date as shown by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (y) if such stock is not quoted on NASDAQ, the average of the firm bid and offer prices for such stock as reported on the NASDAQ OTC Bulletin Board Display Service on such date or the average of the then most recently reported such prices, or (z) if such stock is not quoted on the NASDAQ OTC Bulletin Board Display Service, the average of the bid and asked prices for such stock on such date as reported in the "pink sheets" published by the National Quotation Bureau or as quoted by any member firm of the New York Stock Exchange selected by the Board. In the event such closing prices are unavailable, the current market price shall be deemed to be the fair market value as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate.

       (vi) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation (other than a Change of Control which is treated as a liquidation pursuant to Article IV.C.4(e) by the holders of a majority of the Senior Preferred Stock then outstanding), the authorized capital of the surviving or resulting corporation (referred to herein as the "surviving corporation") shall include provision for a class or classes of senior preferred stock having rights, preferences and limitations substantially economically equivalent to the Senior Preferred Stock with respect to the capital structure of the Corporation immediately prior to such consolidation or merger, including provision for each holder of each share of Senior Preferred Stock, as the case may be, to receive the preferred stock of the surviving corporation which corresponds to such series on a substantially economically equivalent basis and which shall thereafter be convertible into the kind and amount of shares of stock or other securities of the surviving corporation or other property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Senior Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Article IV.C.6 with respect to the rights and interest thereafter of the holders of Senior Preferred Stock to the end that the provisions set forth in this Article IV.C.6 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities of the surviving corporation or other property thereafter deliverable upon the conversion of the

Senior Preferred Stock.

              (vii)  References to Common Stock. For the purposes of this
Article IV.C.6(d) and Article IV.C.(g) below, the term "shares of Common Stock" shall mean (x) the class of stock designated as the Common Stock of the Corporation at the date hereof or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Article IV.C.6(d)(i),
(iii) or (vi), the holders of Senior Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as the case may be, contained in this Article IV.C.6(d).

              (viii) Deferral of Issuance of Common Stock. Notwithstanding the foregoing, in any case in which this Article IV.C.6(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any share of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

       (e) Issue and Transfer Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Senior Preferred Stock pursuant to this Article IV.C.6; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Senior Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

       (f) No Impairment. Except as permitted by applicable law and the Certificate of Incorporation, including this Article IV.C., the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV.C.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Senior Preferred Stock against impairment.

       (g) Certificate as to Adjustments. Upon the occurrence of each adjustment of the Conversion Price pursuant to this Article IV.C.6, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Senior Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Senior Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be.

       (h)    Notice of Record Date. In the event:

              (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

              (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

              (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation or of any other Change of Control; or

              (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Senior Preferred Stock, and shall cause to be mailed to the holders of Senior Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten
(10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

                     (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                     (B) the date on which such reclassification, consolidation, merger, sale, Change of Control, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

              (i)    Notices. Any notice required by the provisions of this
Article IV.C.6 to be given to the holders of shares of Senior Preferred Stock shall be deemed given if deposited in the

United States mail, first class, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

       (j)    Mandatory Conversion

              (i) Mandatory Conversion Event. All holders of shares of Senior Preferred Stock then outstanding shall convert their shares of Senior Preferred Stock into shares of Common Stock, at the then effective Conversion Price pursuant to this Article IV.C.6, upon the closing of a Qualified Public Offering. Notwithstanding any provision to the contrary contained herein, (x) in the event that there are accrued but unpaid cash dividends with respect to any Senior Preferred Stock at the date of the closing of a Qualified Public Offering, all such accrued but unpaid cash dividends payable to the holders of Senior Preferred Stock shall be canceled, and no holder or former holder of Senior Preferred Stock shall have any further right or interest to such dividends, or (y) in the event of voluntary conversion by a holder of any Senior Preferred Stock at a time when the Corporation is contemplating an initial public offering, the Corporation may, at its option, defer payment of any dividends otherwise payable upon such conversion for up to 180 days and if a Qualified Public Offering is closed within such 180 day period, all of such accrued but unpaid cash dividends payable to such holders of Senior Preferred Stock shall be canceled and no such holder of Senior Preferred Stock shall have any further right or interest therein.

              (ii) Procedure for Mandatory Conversion. Upon a mandatory conversion pursuant to Article IV.C.6(j)(i), the outstanding shares of Senior Preferred Stock will be automatically converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered for conversion to the Corporation or the transfer agent for the Senior Preferred Stock. On the date of mandatory conversion, all rights with respect to the Senior Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Senior Preferred Stock has been converted (as rounded with respect to any fraction of a share as provided in Article IV.C.6(b)(i)). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates of Senior Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof as rounded as provided in Article IV.C.6(b)(i) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

       (k) Retirement and Cancellation of Shares. All certificates evidencing shares of Senior Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Senior Preferred

Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

       7. Voting Rights. (a) Each holder of shares of Senior Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Senior Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock and other series of Preferred Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with applicable law and the Bylaws of the Corporation.

       (b) So long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the voting power of the then outstanding Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a separate single class on the basis of one vote for each share of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding, approve:

              (i) Any amendment to the Corporation's Certificate of Incorporation or Bylaws, other than amendments relating solely to the authorization, creation or issuance of additional Common Stock;

              (ii) Any merger or consolidation of the Corporation or any subsidiary of the Corporation, other than a merger pursuant to Section 253 of the Delaware General Corporation Law;

              (iii) The sale, lease or exchange of all or substantially all of the assets of the Corporation;

              (iv) Any reorganization or liquidation (not including a Change of Control which is treated as a liquidation pursuant to Article IV.C.4(e)) or winding up of the Corporation;

              (v) Any transaction pursuant to which the Corporation or any of its subsidiaries: (w) acquires the capital stock of any entity other than the Corporation, or any entity which is not then a subsidiary of the Corporation, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing; (x) makes any entity a subsidiary of the Corporation; (y) causes any entity to be merged into the Corporation or any of its subsidiaries, in any case, pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such entity's then outstanding securities, in exchange for such securities, cash or securities of the Corporation or any of its affiliates, or a combination thereof; or (z) purchases all or substantially all of the business or assets of any entity; or

              (vi) The repurchase, redemption or other acquisition of any shares of Preferred Stock or Common Stock other than (x) repurchases of shares of capital stock pursuant to employee buy-sell arrangements in effect on or before the Original Series F Issue Date and (y) by conversion of Preferred Stock in accordance with the terms thereof.

       (c) So long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of (i) at least sixty percent (60%) of the voting power of the then outstanding Series E Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series E Preferred Stock then outstanding, and the vote, (ii) at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding Series F Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series F Preferred Stock then outstanding, and (iii) at least sixty percent (60%) of the voting power of the then outstanding Series G Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series G Preferred Stock then outstanding, approve any amendment to the Corporation's Certificate of Incorporation or Bylaws if such amendment would adversely affect, in a substantially equivalent manner, any of the rights, preferences, privileges or voting rights provided for herein for the benefit of the Senior Preferred Stock, including, without limitation, any amendment that would:

              (i) Change the relative seniority rights of the holders of the Senior Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

              (ii) Reduce the amount payable to the holders of the Senior Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Senior Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

              (iii) Make the Senior Preferred Stock redeemable at the option of the Corporation or otherwise;

              (iv) Cancel or modify the conversion rights of the Senior Preferred Stock; or

              (v)    Authorize the issuance of any Parity Securities.

       (d) So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least sixty percent (60%) of the voting power of the then outstanding Series E Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series E Preferred Stock outstanding, approve any amendment to the Corporation's Certificate of Incorporation or Bylaws if such amendment would adversely affect any of the rights, preferences, privileges or voting rights provided for herein for the benefit of Series E Preferred Stock, (other than an amendment which also adversely affects any of the rights, preferences, privileges or voting rights provided for herein for the benefit of Series F Preferred Stock and Series G Preferred Stock in a substantially equivalent manner) including, without limitation, any amendment that would:

              (i) Change the relative seniority rights of the holders of the Series E Preferred

Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

              (ii) Reduce the amount payable to the holders of the Series E Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series E Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

              (iii) Make the Series E Preferred Stock redeemable at the option of the Corporation or otherwise;

              (iv) Cancel or modify the conversion rights of the Series E Preferred Stock; or

              (v)    Authorize the issuance of any Parity Securities.

       (e) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding Series F Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series F Preferred Stock then outstanding, approve any amendment to the Corporation's Certificate of Incorporation or Bylaws if such amendment would adversely affect any of the rights, preferences, privileges or voting rights provided for herein for the benefit of Series F Preferred Stock, (other than an amendment which also adversely affects any of the rights, preferences, privileges or voting rights provided for herein for the benefit of Series E Preferred Stock and Series G Preferred Stock in a substantially equivalent manner) including, without limitation, any amendment that would:

              (i) Change the relative seniority rights of the holders of the Series F Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

              (ii) Reduce the amount payable to the holders of the Series F Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series F Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

              (iii) Make the Series F Preferred Stock redeemable at the option of the Corporation or otherwise;

              (iv) Cancel or modify the conversion rights of the Series F Preferred Stock; or

              (v)    Authorize the issuance of any Parity Securities.

       (f) So long as any shares of Series G Preferred Stock remain outstanding, the

Corporation shall not, without the vote or written consent by the holders of at least sixty percent (60%) of the voting power of the then outstanding Series G Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series G Preferred Stock outstanding, approve any amendment to the Corporation's Certificate of Incorporation or Bylaws if such amendment would adversely affect any of the rights, preferences, privileges or voting rights provided for herein for the benefit of Series G Preferred Stock, (other than an amendment which also adversely affects any of the rights, preferences, privileges or voting rights provided for herein for the benefit of Series E Preferred Stock and Series F Preferred Stock in a substantially equivalent manner) including, without limitation, any amendment that would:

              (i) Change the relative seniority rights of the holders of the Series G Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

              (ii) Reduce the amount payable to the holders of the Series G Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series G Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

              (iii) Make the Series G Preferred Stock redeemable at the option of the Corporation or otherwise;

              (iv) Cancel or modify the conversion rights of the Series G Preferred Stock; or

              (v)    Authorize the issuance of any Parity Securities.

       (g) So long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of (i) at least sixty percent (60%) of the voting power of the then outstanding Series E Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series E Preferred Stock then outstanding, and the vote, (ii) at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding Series F Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series F Preferred Stock then outstanding, and (iii) at least sixty percent (60%) of the voting power of the then outstanding Series G Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series G Preferred Stock then outstanding, declare or pay any dividends or make any other distributions on the Common Stock or any series of Preferred Stock.

       8. Board of Directors; Right of Series E Preferred Stock and Series F Preferred Stock to Elect Directors. So long as any shares of Series E Preferred Stock or Series F Preferred Stock are outstanding:

       (a) The number of members of the Corporation's Board of Directors shall be nine (9); and

       (b) The holders of a majority of the outstanding shares of Series E Preferred Stock and Series F Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series E Preferred Stock and Series F Preferred Stock then outstanding, shall have the right to elect six of the nine directors;

provided, however, if the Corporation has not consummated a Qualified Public Offering on or before September 7, 2000, then:

              (x) The number of members of the Corporation's Board of Directors shall be eleven (11); and

              (y) The holders of a majority of (i) the outstanding shares of Series E Preferred Stock and Series F Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series E Preferred Stock and Series F Preferred Stock then outstanding, shall have the right to elect six of the eleven directors, and (ii) the outstanding shares of Series G Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series G Preferred Stock then outstanding, shall have the right to elect one of the eleven directors.

       In the case of any vacancy in the office of a director elected by the holders of the Series E Preferred Stock and Series F Preferred Stock, the holders of a majority of the outstanding shares of Series E Preferred Stock and Series F Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series E Preferred Stock and Series F Preferred Stock then outstanding shall have the right to elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series E Preferred Stock and Series F Preferred Sock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series E Preferred Stock and Series F Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series E Preferred Stock and Series F Preferred Stock then outstanding. In the case of any vacancy in the office of a director elected by the holders of the Series G Preferred Stock, the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series G Preferred Stock then outstanding shall have the right to elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series G Preferred Sock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series G Preferred Stock, voting as a separate single class, on the basis of one vote for each share of Series G Preferred Stock then outstanding.

       9.     Pre-emptive Rights.

       (a) Right to Purchase. The holders of Series E Preferred Stock, Series F Preferred

Stock (including for this purpose Series E Preferred Stock issuable upon the exercise of the Series E Preferred Stock Purchase Warrant issued on the Original Issue Date) and the Series G Preferred Stock shall have the pre-emptive right to purchase, on a pro rata basis, all or any part of New Securities (as defined in Article IV.B.5) which the Corporation may, from time to time, propose to issue and sell, as and to the same extent as holders of the Collective Preferred Stock under Article IV.B.5; except that holders of Series G Preferred Stock shall not have pre-emptive rights to purchase up to 230,769,231 shares of Series G Preferred Stock issued by the Corporation on or after the date on which the Fifth Amended and Restated Certificate of Incorporation is filed. The pro rata share of each holder of such Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, for purposes of this pre-emptive right to purchase, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by such holder plus the total number of shares of Common Stock issuable upon conversion of such Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock owned by such holder of such Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, by (y) the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of all then outstanding Company Preferred Stock. All of the foregoing notwithstanding, in the event any holder of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock also owns Common Stock and any Collective Preferred Stock, the Common Stock which is owned by such holder shall not be counted for purposes of clause (x) of the immediately preceding sentence.


       (b) Waiver. The pre-emptive right to purchase set forth in Article IV.C.9(a) may be waived in writing by the holders of (i) sixty percent (60%) of the voting power of the then outstanding Series E Preferred Stock and Series G Preferred Stock, voting together as a separate single class on the basis of one vote for each share of Series E Preferred Stock then outstanding, and (ii) sixty-six and two thirds percent (66-2/3%) of the voting power of the then outstanding Series F Preferred Stock, voting as a separate single class on the basis of one vote for each share of Series F Preferred Stock then outstanding.

       (c) Expiration. The pre-emptive rights described in this Article IV.C.9 shall expire upon the closing of a Qualified Public Offering.

       10. No Reissuance of Senior Preferred Stock. No share or shares of Senior Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.


       D. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK FOLLOWING A QUALIFIED PUBLIC OFFERING. Notwithstanding any provision to the contrary contained herein, the rights, preferences, privileges and restrictions granted to and imposed upon Common Stock following a Qualified Public Offering are set forth in this ARTICLE IV.D. Except as otherwise expressly provided in this ARTICLE IV.D., all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.



       1. Dividends. When, as and if dividends on Common Stock are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally in and



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
to receive, in accordance with the number of Common Stock held by each such holder, all such dividends.


       Dividends payable under this Article IV.D. shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Article IV.D. shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable and free of all liens and charges. The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.



       Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.



       2. Stock Split, Reclassification, etc. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.



       3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Post-IPO Preferred Shares, if any, of the full amount of which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with Article IV.E. below (for the purpose of fixing the voting rights, designations, preferences and relative participating, optional or other special rights of any class or series of Post-IPO Preferred Shares), the holders of Common Stock shall be entitled, to the exclusion of the holders of Post-IPO Preferred Shares, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this Article IV.D., neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Article IV.D..


       4. Voting. Each holder of Common Stock shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder's name and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Certificate of Incorporation.



       5. No Pre-emptive or Subscription Rights. No holder of Common Stock shall be entitled to pre-emptive or subscription rights.



       E. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF POST-IPO PREFERRED SHARES. Shares of Post-IPO Preferred Shares may be issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation. Subject to the provisions of this Certificate of Incorporation and this Article IV.E, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Post-IPO Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.


       Authorized and unissued shares of Post-IPO Preferred Shares may be issued with such designations, voting powers, preferences and relative participating optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors of the Corporation may authorize by resolutions duly adopted prior to the issuance of any shares of any class or series of Post-IPO Preferred Shares, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.

       Any and all Post-IPO Preferred Shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

                                    ARTICLE V

       The Board of Directors shall have the power, in addition to the stockholders, to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

                                   ARTICLE VI

       Subject to Article IV.C.8 hereof, the Board of Directors of the Corporation shall have no more than nine (9) members; provided, however, that upon the closing of a Qualified Public Offering, the Board of Directors shall be constituted as follows:

       (i) The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted by the Board of Directors of the Corporation or as otherwise provided in the By-Laws of the Corporation.


       (ii) At the first annual meeting of stockholders following the closing of a Qualified Public Offering, the nominees for directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II, and Class III, respectively, and assigned to such classes in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of a Qualified Public Offering, (i) the Class I directors shall be nominated for election for a term to expire at the third succeeding annual meeting of stockholders following their election, (ii) the Class II directors shall be nominated for election for a term to expire at the second succeeding annual meeting of stockholders following their election, and (iii) the Class III directors shall be nominated for election for a term to expire at the first annual meeting of stockholders following their election. At each succeeding annual meeting of stockholders, directors shall be elected for a term to expire at the third succeeding annual meeting of stockholders following their election to succeed the directors of the class whose terms expire at such annual meeting.


       (iii) Notwithstanding the foregoing provisions of this ARTICLE VI, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       (iv) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

       (v) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

       (vi) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE VII

       Meetings of stockholders may be held within or without the State of Delaware, as the


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


bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                  ARTICLE VIII

       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law of Delaware is hereafter amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

       The Corporation shall indemnify and hold harmless any director and officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was such a director or officer of the Corporation, whether or not such person continues to be such at the time such expenses and liabilities shall have been imposed or incurred. It is the intention of this Article IX to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

                                    ARTICLE X


       Subject to the provisions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


       This Sixth Amended and Restated Certificate of Incorporation was duly adopted, and written consent has been given, in accordance with the provisions of Sections 242 and 228 (with notice having been given in accordance therewith) of the General Corporation Law of the State of Delaware.

       I, THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, hereby declare, under penalties of perjury, that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly, I have executed this Sixth Amended and Restated Certificate of Incorporation as of the ____ day of November, 1999.

                               AIRNET COMMUNICATIONS CORPORATION

                               By:  /s/ R. LEE HAMILTON, JR.
                                    --------------------------------------------

                                    Print Name: R. Lee Hamilton, Jr.
                                                --------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------

ATTESTED:

Janice L. Fitzgerald
Assistant Secretary





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